UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Definitive Proxy Statement
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☑  Soliciting Material Pursuant to §240.14a-12

MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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The following letter to employees was prepared for use by Maidenform Brands, Inc. (“Maidenform”) in connection with the proposed acquisition of Maidenform pursuant to the terms of the Agreement and Plan of Merger, dated July 23, 2013, by and among Maidenform, Hanesbrands Inc. (“Hanesbrands”) and General Merger Sub Inc.

July 24, 2013

Dear Team:

Today Maidenform announced that it has entered into an agreement to be acquired by Hanesbrands, one of the world’s leading apparel companies.  Hanes has been selling world-class consumer goods for over a century.  With Maidenform’s own ninety-year track record, our two companies share rich histories, world-class and complementary brands, and a strong commitment to innovative products with a keen focus on the consumer.  Our press release is attached here along with an FAQ.

I want you to know that the decision to pursue this transaction was thoroughly considered by our board of directors and senior management team.  Ultimately, our board determined that the acquisition of Maidenform by Hanes is in the best interests of our shareholders and that combining with Hanes will allow us to maximize the potential of our iconic brands and to create additional growth opportunities for our business.  Together, our two companies will be better-positioned to reach new and existing customers around the globe.

We understand that this may create a time of uncertainty for you and are committed to keeping you informed of key developments as we move forward.  As the transaction isn’t expected to close until the fourth quarter of 2013 and is subject to certain conditions, it is far too early to know any specifics relating to opportunities or impacts on jobs.  However, you can be sure that any affected employees will be treated fairly and with respect.

It is important to remember that today’s news is the first step in a process.  Until the transaction closes, we will continue to operate as two separate companies.  That means we will be competing and doing business as usual and will continue to focus on growing our respective businesses.  We are counting on you to continue doing all that you do each day to bring the best products to our customers around the world.

We have arranged an employee town hall today at 10:30 a.m. ET at the Renaissance Hotel to talk more about this news and answer questions you may have.  We encourage all employees in the area to attend and those in other places to dial-in via telephone.   In addition, you are welcome to submit any questions to the Corporate HR Mailbox at HRquestions@Maidenform.com.

Please note that there are strict rules about what can be said regarding a merger before it has been approved.  Violations of these rules are subject to legal action.  Please do not attempt to respond to any inquiries from the media or anyone outside the company, and instead forward them to Chris Vieth, CFO and COO, at cvieth@Maidenform.com or 732-621-2101.  Also, we ask that you please be responsible in your use of technology.  As always, appropriate discretion should be used in any communication, via social media, email or otherwise, and all such communications should adhere to the Maidenform Employee Guidelines.

I look forward to speaking with you soon. As always, thank you for your hard work and continued commitment to Maidenform.

Sincerely,

Maurice Reznik
Chief Executive Officer
Maidenform

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Maidenform will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

PARTICIPANTS IN THE SOLICITATION

Maidenform and its directors, executive officers and other members of its management and employees as well as Hanesbrands  and its directors and officers may be deemed to be participants in the solicitation of proxies from Maidenform’s stockholders with respect to the merger. Information about Maidenform’s directors and executive officers and their ownership of Maidenform’s common stock is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013, Maidenform’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed with the SEC on March 8, 2013, Maidenform’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which was filed with the SEC on May 9, 2013, and Maidenform’s Current Report on Form 8-K filed May 17, 2013. Information about Hanesbrands’ directors and officers is set forth in the proxy statement for Hanesbrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Stockholders and investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Maidenform’s directors and executive officers in the merger, which may be different than those of Maidenform’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS:

This communication and Maidenform’s and Hanesbrands’ other public pronouncements contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform or Hanesbrands on the date hereof. Although these expectations may change, Maidenform and Hanesbrands assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform’s or Hanesbrands’ control, that could cause actual results to differ materially from such statements and from Maidenform’s historical results and experience. These risks and uncertainties include such things as: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform’s stockholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; the ability of Maidenform to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger; the possibility of disruption to Maidenform’s business from the proposed merger, including increased costs and diversion of management time and resources; general economic conditions; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; and other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform’s and Hanesbrands’ cautionary statements in its respective filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For more information, see Maidenform’s and Hanesbrands’ respective filings with the SEC.